Exhibit 23.3

Consent of Independent Petroleum Engineers and Geologists

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statement on Form S-8 to be filed by Kerr-McGee Corporation on or around July 14, 2005, of all references to our firm included in or made a part of the Kerr-McGee Corporation Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2005.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

July 14, 2005